                                                                   Exhibit 10.43

                  PETRO/EL PASO AMUSEMENT SERVICES AGREEMENT


     THIS PETRO/EL PASO AMUSEMENT SERVICES AGREEMENT (the "Agreement") is made as of the 30th day of January, 1997, by and between Petro Stopping Centers, L.P., a Delaware limited partnership ("Petro"), and El Paso Vending and Amusement Company, a Texas general partnership ("EPAC").

                                   RECITALS
                                   --------

     WHEREAS, Petro owns or leases and operates full service truck/auto travel center facilities known as "Petro Stopping Centers" (the "Petro Business") the location of which are more specifically described on the attached Exhibit "A" (the "Facilities"), and Petro owns the real property and improvements comprising the Facilities and leases them to Petro;

     WHEREAS, the Facilities contain areas for amusements such as video and electronic games for entertainment (the "Amusements" or "Amusement");

     WHEREAS, EPAC is in the business of owning and providing such Amusements to businesses;

     WHEREAS, EPAC provides the Amusements and other services at each of the Facilities pursuant to an amusement services agreement dated April 30, 1992;

     WHEREAS, the April 30, 1992 amusement services agreement will expire on May 1, 1997, and Petro and EPAC desire to extend and amend such agreement whereby EPAC will provide the Amusements for use at the Facilities and advise Petro as to how to maximize revenues and goodwill from the location and mix of such Amusements at the Facilities, and such other truck/auto travel center facilities that Petro and EPAC may, from time to time, agree shall be included under the terms of this Agreement (the "Additional Facilities"), and Petro will permit EPAC to use the game rooms and surrounding areas at the Facilities designated by Petro for such Amusements (the "Amusement Areas"), and further, will provide all other services to EPAC described within this Agreement;

     NOW, THEREFORE, Petro and EPAC hereby mutually agree to provide the services and engage in the activities contemplated and described herein for profit in accordance with the terms set forth below:

     1.   Services and Duties.
          -------------------

          1.1  EPAC's Duties.  In consideration of the revenues to be received
               -------------
by EPAC, as set forth in Section 2 below, EPAC shall assist and advise Petro as to how to maximize revenues and goodwill from the location and mix of the Amusements at the Facilities, and without further charge or payment by Petro and Properties, EPAC shall provide the Amusements for use in the Amusement Areas of the Facilities and Additional Facilities until the termination of this Agreement. Subject to the terms of this Agreement, EPAC shall be responsible for determining and shall make all decisions regarding, the type, mix, and location of the Amusements within the Amusement Areas at the Facilities and Additional Facilities.

          1.2  Petro's Responsibilities.  Petro shall provide locations for the
               ------------------------
Amusements within the Amusement Areas at each of the Facilities and Additional Facilities, if any. Further, Petro shall be responsible for, and shall make all decisions regarding, the books and records to be maintained and the collection and remittance of revenues. Petro shall arrange for the connection of the Amusements to Petro's power supply and shall permit EPAC to operate the Amusements using Petro's power supply.

Petro shall also supply heat, air-conditioning, water, janitorial and other services as necessary for EPAC's operation of the Amusements.

          1.3  Changes in Responsibilities.  Any responsibilities or services to
               ---------------------------
be provided by a party hereunder may be assumed or delegated to another party hereunder or third party pursuant to the mutual written agreement of Petro and EPAC from time to time.

     2.   Division, Collection, and Remittance of Revenues.
          ------------------------------------------------

          2.1  Division of Revenues.  During the term of this Agreement, except
               --------------------
as may otherwise be required by applicable law, Petro shall distribute to EPAC for its services as described above fifty percent (50%) of the total gross revenues from the Amusements provided by EPAC at the Facilities (and at such other Additional Facilities to which services are rendered by EPAC) (the "Amusements Revenues"), and, Petro shall retain for itself for the services it provides and the use of the Amusement Areas the remaining fifty percent (50%) of the Amusement Revenues.

          2.2  Collection of Revenues.  EPAC and Petro shall, on a weekly basis,
               ----------------------
collect the Amusement Revenues from those Amusements located at the Facilities and Additional Facilities to which Petro shall provide EPAC with continual access, and Petro shall retain such weekly collected receipts until it remits them in accordance with Section 2.4 below. EPAC shall not be obligated to collect Amusement Revenues from any Amusement if, at any time during the term of this Agreement, the lock or security code is changed and EPAC is unable to then have access to such Amusement, and Petro shall use all commercially reasonable efforts to provide EPAC with access thereto as promptly as practicable after any such change of a lock or security code or other restriction to EPAC's access to any such Amusement. Petro shall immediately report to EPAC any Amusement Revenues collected or received by Petro other than in connection with the procedure described in this Section 2.2.

          2.3  Risk of Noncollectability.  Petro shall bear the risk of
               -------------------------
noncollectability of any of the Amusement Revenues through EPAC's inability to access any Amusement. Petro shall bear the risk as to its fifty percent (50%) and EPAC as to its fifty percent (50%) of noncollectability as the result of theft, casualty or other loss resulting from events beyond the control of either party.

          2.4  Remittance.  EPAC shall keep complete and accurate records of the
               ----------
Amusement Revenues collected hereunder. Petro shall remit to EPAC an amount equal to fifty percent (50%) of the Amusement Revenues collected during any monthly period under this Agreement on the fifteenth (15th) day of the month following the end of the month of collection or receipt by Petro. All amounts shall be remitted by a check drawn on a United States bank, or by bank wire transfer. At the time of each payment, Petro shall provide to EPAC a written accounting of such payment, setting forth in detail the source of such Amusement Revenues and each Facility and/or Additional Facility from which such Amusement Revenues were collected. Subject to the provisions of Section 4.3, in the event either party shall fail to pay the other any sum required under this Agreement on or before the due date thereof, the amount past due shall bear interest at the rate of one percent (1%) per month from the due date until paid. If this rate exceeds the maximum interest rate allowable by law, then interest shall accrue at the maximum rate allowable by law. Acceptance by either party of any payments under this Agreement shall not prevent such party from disputing the amount owed or from demanding more information from the other party regarding payments finally due at a later date, and such acceptance of any payment by a party shall not constitute a waiver of any breach of any term or provision of this Agreement by the other party. Either party may offset any amounts due from the other hereunder from the Amusement Revenues collected and owed hereunder.

     3.   Title to Amusements.  Legal title to the Amusements shall at all times
          -------------------
during the term of this Agreement remain in and with EPAC, and EPAC shall be treated as the owner of the Amusements for all purposes, including for Federal, state and local income tax purposes.

     4.   Books and Records; Right to Audit.
          ---------------------------------

          4.1  Books and Records.  EPAC, at its sole cost and expense, shall
               -----------------
keep complete and accurate books and records of all Amusement Revenues collected and distributed by it under this Agreement and of all other transactions relating to the activities of the parties under this Agreement. EPAC shall make such books and records readily available to Petro, its agents or representatives, at such reasonable times during normal business hours as Petro may from time to time reasonably request for inspection, copying and extracting. EPAC shall keep such books and records at its principal offices in the United States in accordance with United States generally accepted accounting principles, consistently applied and EPAC shall retain and keep such books and records available for five (5) years after the termination of this Agreement for possible inspection, copying, extracting and/or audit by Petro; provided, however, that if EPAC wishes to dispose of such books and records at an earlier date, it may do so if it first provides Petro with a sixty (60) day period within which to review, retrieve and/or copy any such books and records, at Petro's expense.

          4.2  Right to Audit.  At any time during the term of this Agreement
               --------------
and for a period of ninety (90) days after the expiration and termination of this Agreement, either party shall be entitled to an audit of those books and records of the other party relating to the Amusement Revenues collected and/or remitted hereunder. Such audit may be conducted by Petro, its employees, representatives or agents at Petro's sole cost and expense; provided, however, that if the Amusement Revenues are discovered to have been in excess of ten percent (10%) of the amounts delivered by EPAC for periods ending before the commencement of the audit, EPAC shall bear the costs of the audit. Such audit shall be limited to the determination of the Amusement Revenues and shall be conducted during normal business hours at EPAC's principal place of business.

          4.3  Adjustments.  If it is determined as a result of such audit that
               -----------
there has been a deficiency in Amusement Revenues paid and reported by EPAC, then such deficiency shall become immediately due and payable to Petro with interest thereon at a rate of one percent (1%) per month from the date upon which it is determined that an underpayment has been made until paid. If this rate exceeds the maximum interest rate allowable by law, then interest shall accrue at the maximum rate allowable by law. If it is determined as a result of such audit that there has been an overpayment of the Amusement revenues by EPAC to Petro, then EPAC shall be entitled, within thirty (30) days after EPAC delivers written demand therefor, to a refund from Petro of such overpayment with interest thereon at a rate equal to the lesser of one percent (1%) per month or the maximum interest rate allowable by law, in each case from the date of such overpayment until the date of repayment by Petro.

     5.   Insurance.  EPAC agrees that, at its sole cost and expense, it shall
          ---------
provide and maintain in force during the term of this Agreement and any extension thereof, public liability insurance for the Amusements and for Petro, adequate to protect against liability for damage claims through public use of or arising out of accidents occurring in connection with Amusements, with limits of at least One Million Dollars ($1,000,000) single limit (per occurrence) liability coverage for both personal injury and property damage and Two Million Dollars ($2,000,000) aggregate coverage per location and with a deductible of no more than Five Thousand Dollars ($5,000) from an insurance company licensed to do business in each state in which the Facilities are located, and which is financially sound and reputable and which is reasonably acceptable to Petro. Such insurance policy shall name Petro as an additional insured and shall also require that Petro be given written notice thirty (30) days prior to cancellation. Copies of the policies shall be delivered to Petro for safekeeping. EPAC agrees that, if such insurance policies are not kept in force during the entire term of this Agreement and any extension hereof, Petro may procure the necessary insurance, pay the premium therefor, and that Petro may offset its costs and charges for such premium against the Amusement Revenues due to EPAC hereunder.

     6.   Maintenance of Equipment; Rotation and Removal of Amusements; Service
          ---------------------------------------------------------------------
          Personnel.
          ---------

          6.1  Maintenance of Equipment.  EPAC shall have the sole and exclusive
               ------------------------
responsibility and obligation at its sole cost and expense to maintain the Amusements in good and proper working order and condition, and EPAC shall immediately repair and/or replace Amusements upon telephonic or written notice from Petro of problems with any of the Amusements. EPAC acknowledges and agrees that great value is placed on the need to maintain the Amusements in good, normal, and safe working order and condition, that the consuming public and the industry now associates Petro Stopping Centers with products and services of consistently high quality, and that the terms and conditions of this Agreement are necessary and reasonable to assure the consuming public and the industry that the Amusements will be maintained in the same consistently high quality as other products and services sold and/or provided by Petro. Accordingly, Petro may, in its reasonable discretion and after at least five (5) days have elapsed after Petro has provided notice of a problem with any of the Amusements in accordance with this Section 6.1, repair or replace any of the Amusements and offset all sums expended by Petro therefor, and an amount equal to Petro's lost revenues during the time any of the Amusements is not operating properly, against amounts otherwise payable to EPAC. EPAC or its representatives may, during all reasonable business hours and with reasonable prior notice to Petro, enter the Facilities and/or Additional Facilities to repair or replace any of the Amusements in disrepair.

          6.2  Rotation and Removal of Amusements.  EPAC shall have sole control
               ----------------------------------
over the selection and placement of Amusements at each of the Reserved Facilities and Additional Facilities as required to meet the needs of the Amusements customers of the Reserved Facilities and Additional Facilities. The number, variety, rotation, and removal of the Amusements at each of the Reserved Facilities and Additional Facilities shall be determined by EPAC, but shall be consistent with industry standards and with the objective to maximize the Amusements Revenues by providing high quality and appealing Amusements to the customers of the Facilities and Additional Facilities.

          6.3  Service Personnel.  EPAC shall provide the necessary service
               -----------------
personnel to perform the repairs, maintenance, rotation, and removal of the Amusements and all other services required of EPAC under this Agreement. The expenses of employing or contracting for such service personnel and employees, as well as any associated travel expenses, shall be born by EPAC. Any employees, contractors or service personnel employed or contracted by EPAC shall, for all purposes, not be employees or contractors of Petro, including for Federal, state and local employment tax, workers' compensation, employee benefit, withholding tax, and employer/employee liability purposes.

     7.   Indemnification.  EPAC hereby agrees to indemnify, defend, and hold
          ---------------
harmless Petro and its past, present, and future partners, Board of Control members, directors, officers, agents, partners, representatives, attorneys and employees and their respective successors and assigns from and against any and all liabilities, claims, obligations, demands, suits, judgments, costs and expenses, whatsoever, including but not limited to court costs and attorneys' fees, which Petro and/or such other indemnified parties may incur or which may be asserted against any of them, and which arise or occur in any way from, or are in any way related to the Amusements and/or a breach by EPAC of its obligations under this Agreement.

     Petro hereby agrees to indemnify, defend, and hold harmless EPAC, and its past, present, and future directors, officers, shareholders, agents, partners, representatives, attorneys and employees and their respective successors and assigns from and against any and all liabilities, claims, obligations, suits, demands, judgments, costs and expenses whatsoever, including but not limited to court costs and attorneys' fees, which EPAC and/or such other indemnified parties may incur or which may be asserted against any of them, and which arise out of or occur primarily because of an intentional or negligent breach of Petro's obligations under this Agreement.

     8.   Assignments and Transfers.  During the term of this Agreement, neither
          -------------------------
EPAC nor Petro may assign or transfer its rights and interest in this Agreement without the prior written consent of the other party which shall not be unreasonably withheld. Any transfer or assignment of any party's interest under this Agreement or its profits shall be subject to the rights and obligations provided in this Agreement. No transfer or assignment shall relieve any party of such party's duties or obligations under this Agreement except with the express prior written consent of the other party.

     9.   Compliance with Local Laws.  EPAC hereby agrees to comply, and EPAC
          --------------------------
represents and covenants that the Amusements and the normal operation of the Amusements currently comply and will during the term of this Agreement continuously comply, with all applicable local, state and federal laws, rules and regulations, and EPAC will at all times conduct its activities under this Agreement in a reasonable, safe and lawful manner. EPAC shall pay the expense of ensuring such compliance.

     10.  Additional Facilities.  As Petro begins operating additional
          ---------------------
truck/auto travel center facilities or terminates arrangements with other providers of Amusements as to existing truck/auto travel center facilities which it operates (previously defined and referenced herein as the "Additional Facilities"), Petro shall, at least sixty (60) days prior to the termination of such arrangements or the commencement of operations at such Additional Facilities, provide notice to EPAC of such Additional Facilities, and EPAC shall notify Petro if EPAC wishes to provide Amusements to such Additional Facilities upon the terms set forth in this Agreement by giving written notice to Petro within thirty (30) days following receipt of notice from Petro. Petro shall within ten (10) days thereafter notify EPAC if Petro agrees to permit EPAC to provide Amusements at such facilities, and, if Petro agrees to permit EPAC to provide Amusements to any such Additional Facilities, the terms of this Agreement shall apply to the Additional Facilities, except to the extent Petro and EPAC agree otherwise in writing, and such Additional Facilities will be added to the attached Exhibit A and incorporated herein for all purposes.

     11.  Termination.  Unless extended by mutual agreement of the parties, this
          -----------
Agreement shall terminate upon the earlier of:

          (i)  May 1, 2002; or

          (ii) If any party remains in material breach for thirty (30) days (ten
(10) days if the default is a payment default) after receipt of written notice from the non-defaulting party of such breach (and describing such breach with reasonable detail).

     EPAC shall remove the Amusements from the Facilities and Additional Facilities within fifteen days after the termination of this Agreement. The removal of the Amusements by EPAC shall be done as expeditiously and with as little disruption as reasonably possible to allow substitute Amusements to be located within the Amusement Areas at the Facilities and Additional Facilities to provide Amusement services to Petro's customers on a continuous and uninterrupted basis.

     12.  Tax Matters.  This Agreement is not intended by the parties and it is
          -----------
specifically agreed that the parties are not creating a partnership or joint venture for any purpose, whether under federal, state or local law, including, but not limited to for purposes of the application of Subchapter K of Chapter 1 of Subtitle A of the Internal Revenue Code of 1986, as amended (the "Code"), or any similar state statute. This Agreement is for the purpose of evidencing the services that each party will provide to the other and the obligations of each party in connection with such services to be rendered. Each party shall be responsible for the proper and timely payment of any Federal, state, and local taxes attributable to its share of the Amusement Revenues.

     13.  Access by EPAC; Inspection by Petro.
          -----------------------------------

          13.1 Access.  Petro agrees to provide EPAC, its agents and employees
               ------
reasonable access to the Facilities or Additional Facilities consistent with past practices. Petro shall permit the placement of such equipment or devices as are reasonably necessary for EPAC to provide the services required hereunder and for the purpose of maintaining, repairing or replacing such equipment and devices consistent with past practices, provided that EPAC's activities shall not unreasonably interfere with the operations and activities of Petro in the Facilities and Additional Facilities.

          13.2 Petro's Right To Inspect, Repair, and Maintain Premises.  Petro
               -------------------------------------------------------
reserves the right to enter the Amusement Areas at reasonable times to inspect them, to perform, maintenance and repair required of Petro, or to make additions or alterations to any part of the Facilities in which the Amusement Areas are located, and EPAC agrees to permit Petro to do so. Petro may, in connection with such alterations, additions, or repairs, erect scaffolding, fences, and similar structures, post relevant notices, and place moveable equipment without incurring liability to EPAC for loss of Amusement Revenues. Petro shall use reasonable efforts to minimize its interference with the use of the Amusement Areas and the Amusements located therein by the customers of Petro.

     14.  Notices.  Any and all notices or other communications required or
          -------
permitted to be given under any of the provisions of this Agreement shall be given in writing and shall be deemed to have been duly given when personally delivered or mailed by first class mail, certified, return receipt requested, postage prepaid and addressed as follows, if mailed:

          To Petro:
          ---------

               Petro Stopping Centers, L.P.
               6080 Surety Drive
               El Paso, Texas 79905
               Attn:  Evan C. Brudahl, Senior Vice President

          With a copy to:

               Darrell R. Windham
               Kemp, Smith, Duncan & Hammond, P.C.
               2000 Norwest Plaza
               El Paso, Texas 79901

          To EPAC:
          --------

               El Paso Vending and Amusement Company
               3630 Buckner
               El Paso, Texas 79925
               Attn:  Gary Dodson, General Manager

          With a copy to:

               J.A. Cardwell, Sr.
               6080 Surety Drive
               El Paso, Texas 79905


          Any party may change its address and/or the party to whom the notice is to be sent by giving notice to all other parties hereto in accordance with this Section 14.

     15.  Entire Agreement.  This Agreement contains the entire agreement of the
          ----------------
parties hereto regarding the subject matter addressed herein. This Agreement may not be changed or amended orally but only by an agreement in writing signed by each party hereto.

     16.  Counterparts.  This Agreement may be executed in several counterparts
          ------------
each of which shall be an original and all of which shall constitute but one and the same document.

     17.  Applicable Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
          --------------
ACCORDANCE WITH THE INTERNAL LAW OF THE STATE OF TEXAS.

     18.  Joint Preparation.  This Agreement shall be deemed to have been
          -----------------
jointly prepared, and no ambiguity herein shall be construed for or against any party based upon the identity of the author of this Agreement or any portion hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                              PETRO STOPPING CENTERS, L.P.



                              By: /s/ Larry J. Zine
                                ------------------------------------------------
                                   Larry Zine, Executive Vice President

                              EL PASO VENDING AND AMUSEMENT COMPANY


                              By: /s/ J.A. Cardwell
                                 -----------------------------------------------
                                   J.A. Cardwell, President